UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 15, 2018
Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification No.)

The Tower at PNC Plaza
300 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2401
(Address of principal executive offices, including zip code)

(888) 762-2265
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
5.02(c).
On February 22, 2018, The PNC Financial Services Group, Inc. (PNC) announced that E William Parsley, III has been named Executive Vice President and Chief Operating Officer effective immediately.
Mr. Parsley, who is 52 years old, has served as Treasurer and Chief Investment Officer since January 2004 and Head of Consumer Lending since the spring of 2016. He was first appointed Executive Vice President in February 2009.
Mr. Parsley will continue to be entitled to participate in the compensation programs applicable to PNC’s executive officers, as described in PNC’s proxy statements and other filings with the Securities and Exchange Commission. His salary and incentive compensation targets will be as set forth in Item 5.02(e) of this Form 8-K.
PNC’s press release announcing this appointment contains additional details and is attached as an exhibit.
5.02(e).
On February 15, 2018, the Personnel and Compensation Committee (Committee) of the Board of Directors (Board) of PNC, following a discussion with all of the Board’s independent directors, approved compensation decisions for PNC’s named executive officers. In accordance with SEC regulations, the reference in this Form 8-K to “named executive officers” (NEOs) include the following five NEOs included in the proxy statement filed in connection with the annual meeting of shareholders held on April 25, 2017:

•	William S. Demchak, Chairman, President and Chief Executive Officer

•	Robert Q. Reilly, Executive Vice President and Chief Financial Officer

•	Michael P. Lyons, Executive Vice President and Head of Corporate & Institutional Banking and Asset Management Group

•	E William Parsley, III, Executive Vice President and Chief Operating Officer

•	Steven C. Van Wyk, Executive Vice President and Head of Technology & Innovation
Long Term Incentive Compensation Awards
The Committee approved two separate grants under a new long-term incentive compensation program for our NEOs (and other designated executives). The grants were made under PNC’s shareholder-approved 2016 Incentive Award Plan. These grants have different terms and conditions than the grants made with respect to long-term incentive compensation in prior years.
Beginning with long-term incentive awards granted in 2018, sixty percent (60%) of the NEOs’ long-term incentive compensation will be composed of a performance-based share units and forty percent (40%) will be composed of time-based restricted share units that include a risk-related performance adjustment.
Performance Share Units (2018-2020 Performance Period)
The Committee granted Performance Share Unit (PSU) award opportunities, representing an opportunity to receive, after completion of a three-year performance period (2018-2020), an award to be paid in shares of PNC common stock to certain of our senior officers, including all of the NEOs, provided that service requirements for the award are met and the other conditions of the award are satisfied. For each NEO, the target PSUs granted are as follows: William S. Demchak (35,581); Robert Q. Reilly (8,867); Michael P. Lyons (19,141); E William Parsley, III (21,393); and Steven C. Van Wyk (7,131).
For the 2018 grants, the award payout is determined by measuring PNC’s corporate performance over the three-year performance period with respect to two corporate performance metrics, described below. The combined performance on these two metrics generates a percentage (the corporate performance factor). The resulting percentage is also subject to a potential downward adjustment if PNC fails to satisfy a risk-related performance factor. After applying the risk-related performance adjustment (if any), the resulting percentage is applied to the number of target units to determine the final number of units available for settlement. The Committee retains limited discretion to adjust the final payout upwards or downwards to maintain the intended economics of the award in light of changed circumstances. Such circumstances are limited to external events affecting PNC, members of its peer group or its financial statements that are outside of PNC’s control and not reasonably anticipated. The PSUs will have a maximum payout opportunity of 150%.
The two performance metrics and the risk performance factor are described below.
Corporate performance – EPS growth. The first corporate performance metric is PNC earnings per share growth, with specified adjustments (EPS growth), relative to EPS growth of a peer group. Results are adjusted to reverse provisions and replace with total net charge-offs and for the impact of any (i) items resulting from a change in federal tax law, (ii) discontinued operations, (iii) acquisition costs and merger integration costs, and (iv) in PNC’s case, the net impact on PNC of significant gains or losses related to BlackRock transactions (Specified Adjustments). This metric may also be adjusted for the impact of any stock splits.
The Committee determined that PNC’s peer group for 2018 (which will be the initial peer group for the 2018 PSUs) consists of the following institutions: PNC, BB&T Corporation; Bank of America Corporation; Capital One Financial Corporation; Citizens Financial Group, Inc., Fifth Third Bancorp; JPMorgan Chase & Co.; KeyCorp; M&T Bank Corporation; Regions Financial Corporation; SunTrust Banks, Inc.; U.S. Bancorp; and Wells Fargo & Company.
The annual EPS growth percentage for PNC and each member of the peer group is calculated for each year of the performance period. At the end of the three-year performance period, the annual EPS growth percentages are averaged. PNC’s average EPS growth is compared to the average of each member of the peer group to determine PNC’s percentile rank.
Corporate performance – Average ROE. The second corporate performance metric is PNC’s return on equity performance (ROE), adjusted for the Specified Adjustments described above, as compared to specified performance targets established by the Committee. PNC’s ROE with specified adjustments is calculated annually each year of the performance period. At the end of the three-year performance period, average ROE for the performance period is determined as the average of PNC’s annual ROE for each year.
Once PNC’s average ROE and percentile rank relating to average EPS growth are determined, a corporate performance factor, ranging from 0.00% - 150.00%, is calculated using the grid below and applying bilinear interpolation. The Committee considers the average ROE metric to be competitively sensitive. In approving the average ROE threshold, target and maximum levels, the Committee took into account PNC’s current business plan and other factors. The Committee considers the current target achievable, but with downside risk, and considers achieving significantly above target to be difficult.

		Relative EPS Growth
		Percent rank at the 25th percentile or below	Percent rank at the 50th percentile	Percent rank at the 75th percentile or above
Absolute ROE	Maximum (_ %)	100.0%	125.0%	150.0%
	Between target and maximum (_ %)	87.5%	112.5%	137.5%
	Target (_ %)	75.0%	100.0%	125.0%
	Between target and threshold (_ %)	62.5%	87.5%	100.0%
	Threshold (_ %)	50.0%	75.0%	87.5%
	Below	0.0%	25.0%	50.0%

Risk Performance – Common Equity Tier 1 Capital. A risk-based performance factor is then reviewed to determine whether to apply a negative adjustment to the corporate performance factor. The risk-based performance factor looks at whether or not, as of the end of a given performance year, PNC has a Basel III common equity Tier 1 capital ratio (which may be on a pro forma fully phased-in basis, if applicable) of at least 7.0% based on current definitions and requirements (CET1 Ratio Test).
If PNC satisfies the CET1 Ratio Test each year during the performance period, there is no adjustment to the corporate performance factor at the end of the three-year performance period. For each year during the performance period that PNC fails to meet or exceed the CET1 Ratio Test, one-third of the target number of PSUs granted will be eligible for forfeiture. At the end of the performance period, the Committee conducts its final performance review and adjusts the number of target shares available for payout if PNC failed to satisfy the CET1 Ratio Test in one or more years during the performance period.
The PSUs will accrue cash dividend equivalents during the overall performance period. These accrued dividend equivalents will be adjusted by the same percentage as the target PSUs at the time of payout and will then be paid in cash.
In the event of a change of control of PNC, the award agreement provides a formula for the calculation, form and timing of payment of a final award. The award agreement also provides for the maximum payout and timing of an award in the event of death. In the event of a qualifying retirement or disability, the NEO remains eligible to vest as if employed through the remaining term of the award.
Restricted Share Units (2018 – 2020)
The Committee also granted Restricted Share Units (RSUs) award opportunities to certain of our senior officers, including all of the NEOs, provided that service requirements for each tranche are met and the other conditions of the award are satisfied. These grants represent an opportunity to receive an award paid in shares of PNC common stock in three substantially equal annual installments (tranches). Each tranche is subject to the same risk-related performance factor applied to the PSUs, the CET1 Ratio Test described above. For each NEO, the target RSUs granted are as follows: William S. Demchak (23,720); Robert Q. Reilly (5,911); Michael P. Lyons (12,761); E William Parsley, III (14,262); and Steven C. Van Wyk (4,754).
With respect to the RSUs, if PNC fails to satisfy the CET1 Ratio Test on an annual basis, then the applicable tranche is eligible for forfeiture; otherwise, all of the shares are eligible to vest and be paid out.
The RSUs will also accrue cash dividend equivalents. The accrued dividend equivalents with respect to a tranche will pay out in cash at the same time and are adjusted by the same payout percentage as the share units to which they relate.
The grants also include provisions for calculating a final award upon a change of control or in the event of death. In the event of a qualifying retirement or disability, the NEO remains eligible to vest as if employed through the remaining term of the award.
Discontinued Award (Asset & Liability Management Incentive Performance Units)
Under the prior long-term incentive compensation program, Mr. Parsley also received a grant of cash-settled Incentive Performance Units based on the performance of the Asset & Liability Management function over a three-year performance period. PNC no longer grants these awards to Mr. Parsley. Mr. Parsley receives the two new long-term incentive compensation grants that all other NEOs receive, as described above.
Changes to Prior Long Term Incentive Compensation Program
Under our prior long-term incentive compensation program, NEOs were granted Incentive Performance Units that vest after a three-year performance period. One of the performance metrics used to determine the final payout of units under that award is based on PNC’s EPS growth rank as compared to PNC’s peer group. The 2018 peer group of 13 companies increased from a peer group of 12 companies in 2017. As a result, awards granted for prior performance periods will be based on a revised grid to determine the applicable payout percentage for any award that includes the 2018 performance year and future performance years (the 2016-2018 and 2017-2019 Incentive Performance Units).

The revised payout grid for the 2018 and future performance years as well as the previous payout grid (for comparison purposes) are set forth below:

2018 and Future Payout Grid		Previous Payout Grid
EPS Growth Rank	Payout %	EPS Growth Rank	Payout %
1	125.00%	1	125.00%
2	125.00%	2	125.00%
3	125.00%	3	125.00%
4	125.00%	4	120.00%
5	116.70%	5	115.00%
6	108.30%	6	105.00%
7	100.00%	7	95.00%
8	90.00%	8	80.00%
9	80.00%	9	60.00%
10	60.00%	10	40.00%
11	40.00%	11	0.00%
12	0.00%	12	0.00%
13	0.00%
Adjustments to Salary and Incentive Compensation Target Amounts
In addition to the compensation decisions discussed above, the Committee, following a discussion with all of the board’s independent directors, approved the following compensation decisions for the NEOs:

•	Mr. Demchak’s annualized incentive compensation target for 2018 will increase from $10,500,000 to $11,500,000.

•
Mr. Parsley’s annual base salary will increase from $600,000 to $700,000, effective with the first pay period beginning February 19, 2018, and his annualized incentive compensation target for 2018 will increase from $6,900,000 to $7,300,000.

•	Mr. Lyons’ annualized incentive compensation target for 2018 will increase from $6,050,000 to $7,300,000.

•	Mr. Reilly’s annual base salary will increase from $500,000 to $700,000, and his annualized incentive compensation target for 2018 will increase from $3,250,000 to $3,800,000.
Annual Incentive Awards
The Tax Cuts and Jobs Act eliminated the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended, for tax years beginning on and after January 1, 2018. As a result, beginning with the 2018 performance year, NEOs will no longer be designated as eligible to participate in PNC’s Executive Incentive Award Plan. Instead, all annual incentive awards made to NEOs will be under the same program as other executive officers of PNC.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The exhibit listed on the Exhibit Index accompanying this Form 8-K is furnished herewith.

EXHIBIT INDEX

Number	Description	Method of Filing
99.1	Press release dated February 22, 2018	Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: February 22, 2018	By:	/s/ Gregory H. Kozich
Gregory H. Kozich
Senior Vice President and Controller